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                                   EXHIBIT 3.2


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                                  BY-LAW NO. 3
                                  ------------

         A by-law relating generally to the transaction of the business and affairs of

                         NEWBRIDGE NETWORKS CORPORATION
                         ------------------------------

           BE IT ENACTED as a by-law of the Corporation as follows:


                                1- INTERPRETATION
                                   --------------

         1.0      Definitions - In the by-laws of the Corporation, unless the
                  -----------
         context otherwise requires:

                  "Act" means the Canada Business Corporations Act, and any statute that may be substituted therefor, as from time to time amended;

                  "articles" means the articles attached to the certificate of incorporation dated June 9, 1986 of the Corporation as from time to time amended or restated;

                  "board" means the Board of Directors of the Corporation;

                  "by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

                  "Corporation" means Newbridge Networks Corporation;

                  "meeting of shareholders" includes an annual meeting of shareholders or a special meeting of shareholders or both, and includes a meeting of any class or series of any class of shareholders;

                  "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

                  "recorded address" means in the case of a shareholder the address as recorded in the securities register and in the case of joint shareholders the address appearing in the securities register in respect of such joint holdings or the first address so appearing if there are more than one; and in the case of a

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                  director, officer, auditor or member of a committee of the board, the latest address as recorded in the records of the Corporation;

                  "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by section 2.2 or by a resolution passed pursuant thereto;

                  Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

                         2 - BUSINESS OF THE CORPORATION
                             ---------------------------

         2.1  Financial Year - Until changed by the board,  the financial
              --------------
         year of the Corporation shall end on the 30th day of April in each year.

         2.2  Execution of Instruments - The board may from time to time
              ------------------------
         determine the officers or other persons by whom any particular documents or instrument or class of documents or instruments of the Corporation shall be executed and the manner of execution thereof, including the use of facsimile reproductions of any or all signatures and the use of the corporate seal or a facsimile reproduction thereof.

                          3 - BORROWING AND SECURITIES
                              ------------------------

         3.1  Borrowing  Power - Without  limiting the borrowing  powers of
              ----------------
         the Corporation as set forth in the Act, the board may from time to time:

                  (a) borrow money upon the credit of the Corporation;

                  (b) issue, reissue, sell or pledge, bonds, debentures, notes or other evidence of indebtedness or guarantee of the Corporation, whether secured or unsecured;

                  (c) to the extent permitted by the Act, give, directly or indirectly, financial assistance to any person by means of a loan, a guarantee to secure the performance of an obligation or otherwise;

                  (d) mortgage, hypothecate or otherwise create a security interest in all or any property of the Corporation, owned or

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                  subsequently acquired, to secure any obligation of the
                  Corporation.

         Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

         3.2 Delegation - The board may from time to time by resolution delegate
             ----------
         to a director, a committee of directors or an officer of the Corporation as may be designated by the board all or any of the powers conferred on the board by section 3.1 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

                                  4 - DIRECTORS
                                      ---------

         4.1 Number of Directors and Quorum - Until changed in accordance with
             ------------------------------
         the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles. Subject to the Act, the quorum for the transaction of business at any meeting of the board shall consist of a majority of directors or such other number of directors as the board may from time to time determine.

         4.2 Election and Term - Directors shall be elected yearly to hold
             -----------------
         office until the next annual meeting of shareholders and until their successors are elected. At each annual meeting of shareholders, all the directors then in office shall retire but, if qualified, shall be eligible for re-election. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors otherwise determine. The election shall be by resolution. If directors are not elected at a meeting of shareholders the incumbent directors continue in office until their successors are elected.

         4.3 Vacancies - Subject to the Act, a quorum of the directors may fill
             ---------
         a vacancy in the board, except a vacancy resulting from a failure of the shareholders to elect the number or minimum number of directors required by the articles. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the number or minimum number of directors required by the articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy. If the directors fail to call such meeting or if there are no such directors then in office, any shareholder may call the meeting.

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         4.4  Place of  Meetings - Meetings of the board may be held at the
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         registered  office of the  Corporation  or at any other place in or outside Canada.

         4.5  Calling of Meetings - Meetings of the board shall be held from
              -------------------
         time to time at such time and at such place as the board, the chairman of the board or any two directors may determine.

         4.6  Notice of Meeting - Notice of the time and place of each meeting
              -----------------
         of the board shall be given to each director not less than 48 hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

         A director may in any manner waive notice of or otherwise consent to a meeting of the board. Attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

         4.7  Adjourned Meeting - Notice of an adjourned meeting of the board is
              -----------------
         not required if the time and place of the adjourned meeting is announced at the original meeting.

         4.8  Chairman - The chairman of any meeting of the board shall be the
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         first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, president, or a vice-president who is a director. If no such officer is present, the directors present shall choose one of their number to be chairman.

         4.9  Votes to Govern - At all meetings of the board every question
              ---------------
         shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting (unless precluded from voting pursuant to the Act) be entitled to a second or casting vote. Any question at a meeting of the board shall be decided by a show of hands unless a ballot is required or demanded.

         4.10 Conflict of Interest - A director or officer of the Corporation
              --------------------
         who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose in writing to the Corporation or request to have entered in the minutes of

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         meetings of directors the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the board or the shareholders for approval even if such contract is one that in the ordinary course of the business would not require approval by the board or the shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as provided by the Act.

         4.11 Remuneration and Expenses - The directors shall be paid such
              -------------------------
         remuneration for their services as the board may from time to time authorize. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

                                  5 - COMMITTEES
                                      ----------

         5.1  Committee of Directors - The board may appoint from its members a
              ----------------------
         committee of directors, however designated, and delegate to such committee any of the powers of the board except those which, under the Act, a committee of directors has no authority to exercise.

         5.2  Procedure - Unless otherwise determined by the board, each
              ---------
         committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

                                  6 - OFFICERS
                                      --------

         6.1  Appointment - The board may from time to time appoint a chief
              -----------
         executive officer, president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers power to manage the business and affairs of the Corporation. An officer may but need not be a director and one person may hold more than one office.

         6.2  Officers of Divisions - From time to time the board or, if
              ---------------------
         authorized by the board, the chief executive officer, may appoint one or more officers for any division as the board may consider

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         appropriate and prescribe their powers and duties and settle their terms of employment and remuneration.

         6.3 Powers and Duties of Officers - The powers and duties of all
             -----------------------------
         officers shall be such as the terms of their engagement call for or as the board or chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

         6.4 Agents and Attorneys - The board may from time to time to appoint
             --------------------
         agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.


                7 - PROTECTION OF DIRECTORS, OFFICERS AND OTHERS
                    --------------------------------------------

         7.1 Limitation of Liability - Every director and officer of the
             -----------------------
         Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgement or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.


         7.2 Indemnity - Except in respect of an action by or on behalf of the
             ---------
         Corporation or body corporate to procure a judgement in its favour, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or a

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         person who acts or acted at the Corporation's request as a director of officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate or by reason of having undertaken such liability; and the Corporation shall with the approval of a court indemnify any such person in respect of an action by or on behalf of the Corporation or body corporate to procure a judgement in its favour, to which such person is made a party by reason of being or having been a director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by such director or officer in connection with such action;

         if in each case such person:

                  (a) acted honestly and in good faith with a view to the best interests of the Corporation; and

                  (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         Notwithstanding the foregoing, the Corporation shall, without requiring the approval of a court, indemnify any person referred to above, in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour who has been substantially successful on the merits in the defence of any civil, criminal or administration action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by such person in respect of such action or proceeding, provided that such person has satisfied the appropriate conditions referred to in (a) and (b) above.

         The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

         7.2 Insurance - Subject to the limitations contained in the Act, the
             ---------
         Corporation may purchase and maintain insurance for the benefit of any person referred to in section 7.2 as the board may from time to time determine.

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                                   8 - SHARES
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         8.1 Share Certificates - Every holder of one or more shares of the
             ------------------
         Corporation shall be entitled, at the holder's option, to a share certificate, or to a non-transferable written acknowledgment of the holder's right to obtain a share certificate, stating the number of class or series of shares held by the holder as shown on the securities register. Share certificates and acknowledgments of a shareholder's right to a share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with section 2.2 and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

                            9 - DIVIDENDS AND RIGHTS
                                --------------------

         9.1 Dividend Cheques - A dividend payable in cash shall be paid by
             ----------------
         cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

         9.2 Non-Receipt of Cheques - In the event of non-receipt of any
             ----------------------
         dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like

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         amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board or any officer or agent designated by the board may from time to time prescribe, whether generally or in any particular case.

         9.3  Unclaimed Dividends - Any dividend unclaimed after a period of 6
              -------------------
         years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                          10 - MEETING OF SHAREHOLDERS
                               -----------------------

         10.1 Annual Meetings - The board shall call an annual meeting of
              ---------------
         shareholders. The annual meeting of shareholders shall be held at such time in each year and, subject to section 10.3, at such place as the board may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting provided, in the case of any annual meeting called other than by the board, the board shall approve the submission to the meeting of any question or matter requiring approval of the shareholders.

         10.2 Special Meetings - The board shall have power to call a
              ----------------
         special meeting of shareholders at any time.

         10.3 Place of Meeting - Meetings of shareholders shall be held at the
              ----------------
         registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place in Canada or, if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada and a shareholder who attends a meeting outside Canada is deemed to have so agreed except when such shareholder attends such meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

         10.4 Chairman, Secretary and Scrutineers - The chairman of any meeting
              -----------------------------------
         of shareholders shall be the first mentioned of such of the following director or officers as have been appointed and who are present at the meeting: chairman of the board, president, or a director designated by the board. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by the chairman with such duties as the chairman may prescribe.

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     10.5  Quorum - A quorum for the transaction of business at any meeting of
           ------
     shareholders shall be five persons present in person, each being a shareholder or representative duly authorized in accordance with the Act entitled to vote thereat or a duly appointed proxy for a shareholder so entitled and together holding or representing by proxy not less than 10% of the outstanding shares of the Corporation entitled to vote at the meeting. If a quorum is present at the opening of the meeting, the shareholders present in person or by proxy may proceed with the business of the meeting even if a quorum is not present throughout the meeting.

     10.6  Votes to Govern - At any meeting of shareholders every question
           ---------------
     shall, unless otherwise required by the articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

     10.7  Show of Hands - Subject to the provisions of the Act, any question at
           -------------
     a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

     10.8  Ballots - On any question proposed for consideration at a meeting of
           -------
     shareholders, and whether or not a show of hands has been taken thereon, the chairman may require, or any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which each person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

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                                  11 - REPEAL
                                       ------

     11.1  Repeal - Upon this by-law coming into force, By-law No. 2 of the
           ------
     Corporation is repealed. However, such repeal shall not affect the previous operation of such by-law or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under the validity of any contract or agreement made pursuant to such by-law prior to its repeal. All officers and persons acting under such repealed by-law shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or board with continuing effect passed under such repealed by-law shall continue good and valid, until amended or repealed, except to the extent inconsistent with this by-law.

                              12 - EFFECTIVE DATE
                                   --------------

     12.1  Effective Date - This by-law shall come into force when enacted by
           --------------
     the directors, subject to the Act.

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